PAPA REGIONAL TELEPHONE CONCESSION CORPORATION


             FAZIS TELECOMMUNICATION SYSTEM DESIGN AND CONSTRUCTION
                                   CORPORATION





                          MAIN CONTRACT WITH CONTRACTOR






                                  Dated as of
                                  May 10, 1996



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PAPA ES TERSEGE  TELEFONKONCESSZIOS  RESZVENYTARSASAG having a registered office
at  8500  Papa,   Major  u.  2.   hereinafter   referred   to  as  the   "Owner"
Representatives: James Morrison and Andrew Nicholson

FAZIS TAVKOZLESI HALOZATTERVEZO, KIVITELEZO RESZVENYTARSASAG having a registered office at 1106 Budapest, Tarna u. 6. hereinafter referred to as the "Contractor"
Representatives: Gyula Zold (1026 Budapest, Tomorkeny u. 3/a)
Telephone: 275-1663
Facsimile: 275-1994

The Owner and the Contractor together shall be hereinafter referred to as the "Parties". At the undersigned place and date according to the following conditions:

1.       Contractual Declarations

1.1 The Owner hereby instructs the Contractor to perform all the work set out in this Contract according to all the conditions set out herein.

1.2 The Contractor hereby accepts the instruction of the Owner set out in Clause 1.1 according to all the conditions set out herein.

2.       Specification of the Duties of the Contractor

2.1 Parties agree that the duties of the Contractor as described in Annex 1 "Scope of Work" hereof include the updating of the network planning of the Papa prime region, the licensing, the construction together with the supply of the transmission technique equipment and their installation, and setting up a minimum total of 13,250 new pair capacity to be located in accordance with Annex 8 hereof after the signing of this Contract in the framework of which the Contractor's duties include:

2.1.1 Modernizing the plans of the Papa local network, the optical cable network, the unified and the local network and to ensure the building licenses relating to the partially completed works not yet handed over.

                  2.1.2 The further extension of the local network in the Papa city area in accordance with the schedule of the Annex 2 Schedule", supplying the new and existing subscribers up to the wall jack, design, implementation, installation of the telephone sets supplied by the subscribers or Owner, and putting the system into operation.

                  2.1.3 Modernizing and construction of the construction plans of the optical cables between the remote switching centres. Installation of the transmission technique systems on new optical cables and the use of the 2 existing PCM copper cables.

                  2.1.4  Planning  and   construction  of  the  unified  network
                  connecting to the Papa HOST centre and the remote switching centres.

                  2.1.5 Design, implementation, and commissioning of the transmission and distribution network for each settlement in the Papatel region including the connection of new and existing subscribers up to the wall jacks, installation of subscriber radio units and house wire for radio in the local loop (RLL) customers at Owner's request with all radio components and testing equipment (provided for the duration of this work) for the purpose of antenna alignment supplied by Owner, connection to the new switching centers, and connecting the delivered telephone sets.

                  2.1.6    Execution of all duties connected to the above tasks.

2.2 The detailed technical content of this Contract is specified by Annex 4 "Technical Specifications".

2.3 The type approved telephone sets shall be provided by the Owner or the subscriber, and the Contractor shall install them.

2.4 Parties agree that Contractor is entitled to use the technical plans or existing supporting structure (conduits, poles, etc.) completed previously by the Contractor for the development of the Papa primary region at no charge to the Contractor.

3.       Final Performance Deadline of the Contract:

                                December 31, 1996

3.1 Parties agree that the Contractor is entitled to complete any segment of the project ahead of schedule.

3.2 Parties agree that the breakdown of the schedule is set forth in Annex 2 hereof detailed in accordance with the construction phases.

3.3 Any deviation from the scheduled performance must be agreed in writing by the Parties in advance save for the case provided for in
         Article 3.1.

3.4 Contractor shall give highest priority to scheduling the completion of all excavation work prior to November 15, 1996.

4.       The Contract Price

4.1      Parties agree that the fixed price of this Contract shall be

                                HUF 1,953,189,000
i.e. One-billion-ninehundred-fiftythree-million-and-onehundred-eightynine-
     thousand forints

which amount equals to USD 13,152,785 as calculated at the April 15, 1996 HUF/USD exchange rate (i.e.USD 1= HUF 148.5) plus VAT as applicable from time to time (currently 25%) payable upon invoices issued in accordance with the contractual schedule.

4.2      Parties agree that the fix price specified in point 4.1 contains

                  a) HUF 297,000,00 excluding VAT which will be paid by the Owner to the Contractor on the day of coming into force of the Contract under a separate agreement concluded by the Parties;

                  b) the total compensation for all duties of the Contractor as specified in Article 2 of this Contract.

4.3 Parties agree that the fixed price of this Contract as defined in Articles 4.1 and 4.4 herein may only be changed with the prior written agreement of the parties in the form of a Change Order. Change Orders will be calculated in accordance with Annex 6 Unit Price List" which Owner accepted.

4.4 Parties agree that the instalments specified in the detailed construction and financial schedules as set out in Annex 2 and the HUF fixed price of this Contract will be modified in accordance with any change in the middle currency exchange rate of HUF/USD published by the National Bank of Hungary between the date of signing of the Contract and the date of issuance of the invoice for the instalment payment. Parties agree that if the Contractor is delayed with his performance as scheduled in Annex 2 the payable amount shall be calculated using the currency exchange rate that would have been applicable if the performance would have been completed according to Annex 2.

5.       Payment Terms

5.1 Parties agree that the Owner transfers HUF 282,001,500 i.e. Two hundred-eighty-two- million-one thousand -five hundred forints as advance payment to the Contractor's escrow account No. __________________ held by Postabank, within one banking day of the execution of this Agreement under the advance payment invoice issued by the Contractor for an amount of HUF 352,501,875 including 25% VAT, exclusively for purchasing, installing, and commissioning the equipment specified in Annex 3 "List of Equipment". The Contractor declares, represent and warrants that he will not use the amount thus deposited in the escrow account for purposes other than the aforementioned, he will not grant any right to a third party in respect of the deposited amount, and there is no immediate seizure right in favour of any third party in respect of Contractor's aforementioned account. The Owner hereby undertakes to transfer the amount of VAT attaching to the invoice issued in accordance with this Article after having been reimbursed to the Contractor within three (3) banking days following the date of crediting Owner's bank account. If the amount of VAT claimed to be reimbursed is not thus credited due to Owner's default, Owner shall pay the same amount due as VAT from another source. The Contractor shall copy Owner with a written instruction given to Postabank and its confirmation by Postabank in a form as set forth in Annex 9 hereof that the escrow amount shall not be paid by Postabank for any purpose other than purchases and installation of and costs related to assets as listed in Annex 3. The Contractor shall provide a detailed list of the technical content set forth in Annex 3 as consideration for the advance payment.

5.2 Parties agree that the payment schedule for the amounts to be paid, other than the advance payment specified in Article 5.1 herein, are contained in Annex 2 Payment schedule" hereof.

5.3 Parties agree that the scheduled amounts are exclusively due and payable if the Preliminary Take-over (i.e. settlement or fiber construction segment completed and tested but cannot carry commercial traffic) according to the take-over protocol of the scheduled part of the work developed as defined in Annex 2 hereof by the Owner and Contractor is fulfilled. Placing into operation ( i.e. a network connection of subscribers -- save for subscribers who fail to provide access to Contractor despite Contractor's best efforts -- and of the transport of commercial traffic) which meets all applicable standards and technical requirements set out in Annex 4 hereof is deemed equal to Final Take-over. Contractor shall notice Owner on cases without delay where his access to subscriber premises was not made possible.

5.4 The Parties agree that the Owner is entitled to retain the 20% of the gross amount until the Final Take-over of a scheduled part of the work, including obtaining all necessary government permits and approvals, the operational license among them, occurs. The Owner hereby undertakes to pay the retained amount within three (3) banking days following the Final Take-over. Parties agree, that the portion of work corresponding to those set out in Annex 4, applicable standards and technical conditions (except for those mentioned in Article 5.1) corresponding to a retained amount will be deemed transferred into the final possession of the Owner upon the transfer of this retained amount to the Contractor by the Owner.

5.5 Parties agree that payments shall be effected by bank transfer within fifteen (15) days following the receipt of an invoice issued in accordance with Article 5 hereof.

5.6 In case of late financial performance, the Contractor is entitled to a monthly 2.5% penalty interest based on the duration of the late payment pro rated on a daily basis.

5.7 The Contractor shall not assign to a third party any receivables under this Contract without the prior written approval of the Owner. Notwithstanding the foregoing any duty of the Owner which a third party may claim pursuant to an assignment of Contractor must not be more burdensome for the Owner in any respect and the third party assignee must expressly acknowledge that the assignment must not affect the defences, counterclaims, etc. of the Owner against the Contractor, and the approval of the Owner shall not be interpreted as a waiver of any claim or right of the Owner against the Contractor and it shall not change the obligations of the Contractor under the Contract.

If the foregoing conditions are met or if the assignee is Postabank, Rt., Owner will not withhold the approval.

6.       The Responsibilities of the Contractor

6.1      The overall responsibilities of the Contractor
         The Contractor must implement the project under the conditions outlined in Annexes 1-8 hereof using the necessary care and effort toward its completion. The whole workforce including supervisors, the materials, the tools, and any other temporary or lasting things regardless of whether or not mentioned in the Contract or in its Annexes which are necessary for the implementation of the project must be provided by the Contractor.

         The Contractor has full responsibility for the suitability, the stability and the security of the work and construction methods done on the site.

6.2      Supervising responsibilities of the Contractor

         Contractor and Owner will designate their Project Managers (with deputies for project sub-elements, as appropriate) with overall responsibility for the day to day conduct of the project and maintaining a day to day contact with each other. Neither party will reassign this responsibility without notifying the other. The Contractor's Project Manager will be replaced upon the Owner's reasonable request where such request demonstrates due cause (including chronic delays, missed project milestones, failure to be fully informed of project activities, and failure to properly conduct progress meetings or provide agreed upon project reports) for that replacement.

6.3      The employees of the Contractor

         The Contractor can employ only those people who have the necessary skills and experience for the job, or people, who are capable and qualified to perform their parts. The Contractor must provide the employees continuous education, concerning especially the skills, and also provide the employees with the necessary designs, drawings and standards.

6.4      Care during job performance

         The Contractor is fully responsible for maintaining the project in a safe condition from the beginning of the work until final acceptance. If, for any reason, the project or a part of it suffers damage or loss of any kind during that period, when the Contractor is responsible for it, the Contractor shall be obligated to repair or reconstruct it at his own expense, and the project must be in perfect condition when completed and the state of the project meets all the requirements of the Contract. The Contractor is also responsible for the damage of the project which is caused by him during completion of any outstanding portion of work.

         Parties agree that the Contractor shall be responsible for the performance and damage caused by subcontractors engaged by the
         Contractor in the same manner as if it was done or caused by the Contractor.

6.5      Indemnification

         The Contractor must release the Owner and its employees from any kind of obligations, claim, loss, expense, damage or proceeding, placed by a third party, that is based on a cause for which the Contractor or his subcontractors are liable in connection with the Contract.

         The parties agree that Contractor shall indemnify Owner for any kind of obligations, claim, loss, expense, damage or proceeding which arises from a failure of Contractor to transfer full ownership title to Owner of any goods or other part of the Project provided that Owner fulfilled all obligations to the Contractor.

6.6      Legal environment

         The Contractor must fulfill in every respect the statutory requirements, and comply with all of the rules and decrees issued by the local authority or by other agencies that are competent in respect of the project. The Contractor must also observe the regulations of public utilities which affect the work. The Contractor shall indemnify the Owner for any kind of fine, penalty or duties imposed because of failure to obey these laws, regulations, decrees or rules.

6.7      Taxes

         The Contractor is responsible for all the scheduled taxes, official duties, and authorization fees connected to the Contract, and is obliged to pay them. Owner shall reimburse Contractor for the government fee for the operational license as it is not included in the contract price.

6.8      Objects found in the ground

         The finds (coins, valuable objects, antiquities, buildings, as well as objects, remains with geological or archaeological value, etc.) found on the location of the work, must be given to the Owner, as its exclusive property.

         The Contractor must take reasonably necessary precautions against damaging or stealing of these objects by its employees or anybody else. In addition to this, the Contractor must notify the Owner about the find, right after the excavation, but before the removal, and must follow its instructions about the find, at the expenses of the Owner.

6.9      Usage of the public property and easements

         Any kind of work, necessary for the implementation of the project must be done in a way, such that it does not cause needless or senseless inconvenience for the public, or does not block the approach, use or occupancy of public or private roads, which serve buildings, owned by the Owner or by anyone else in case a claim, proceeding, obligation entailed by the damage, or expenses of any kind arise, resulted from failure to observe the above specified rules, the Contractor - if it is its responsibility, and it could obtain the same results by another way as well - is obligated to release the Owner form the responsibility for them.

6.10     Location maintenance

         The Contractor must keep the site clean and free of debris or wastes during the process of implementation. The location must be free from unnecessary obstacles. The waste and debris, as well as the temporary buildings that are no longer required must be removed by the Contractor.

         After the implementation of the project the Contractor must remove all the equipment, left over or waste material, or any kind of temporary construction and leave the entire site and the project in a clean and proper condition, acceptable to the Owner.

6.11     Plan of work and behavioral norms

                  6.11.1 The Contractor is obligated to take all the necessary action to give its employees work continuously and to meet the commitments undertaken by itself in the contract for employment.

                  6.11.2 In case of an epidemic like outbreak of an epidemic illness, the Contractor must observe and enforce the provisions, ordered by the Government of the local Health Department to combat it.

                  6.11.3 The Contractor must take the expected and reasonable precautions at any time, to forestall illegalities or any other kind of untolerated misconduct on the part of the employee, and to avoid any kind of damage to the property or to personal safety, during the process of implementation of the project.

                  6.11.4 The Contractor can work by its own plan, but it must notify the Owner about any kind of deviation from an ordinary work plan. The work, that is performed during the afternoon, evening or night shifts, or on weekends or holidays, cannot be noisy, smelly, or disturb the peace of the surroundings.

                  6.11.5 It is the responsibility of the Contractor to require the subcontractors and their employees to observe the above mentioned regulations, and hold true for them too. The sanitary, and the accident precautionary regulations also must be observed on the fields of work or in the transport.

                  6.11.6 The Contractor must take on any kind of financial and legal consequences resulting from any violation of the above specified regulations. In addition, the Contractor must fully indemnify the Owner for any legal claim that may arise against the Owner.

                  6.11.7 Parties agree that the Owner shall have no labor law-based responsibility for the employees of the Contractor.

6.12     Building permits, and other licenses or approvals of the authorities

         The Contractor must secure all the licenses, approvals and authorizations necessary for the implementation of the project, or required for the fulfillment of the Contract with Contractor (e.g. for the legal occupancy of public areas, for demolishing the road concrete, for traffic control) or for reporting the start of the work to the authorities, etc. and the Contractor must pay the compensation for the damage, caused during the work process. The Contractor must understand, the delay in taking out the above specified permits, etc. can not cause delay in the implementation of the project.

6.13     The cooperation of the Owner

         The Owner representative must provide reasonable help to support the Contractor to obtain the above specified authorizations.

6.14     Change Orders

         Contractor and Owner cannot unilaterally modify the value, schedule, or design of the project without prior written permission of the owner in the form of a change order which will become a subsequent clause to the contract. Parties agree that any Owner directed changes be submitted to the Contractor no less than fifteen (15) days prior to the commencement date of scheduled performance. The value of any Change Order i.e. that of requested additional technical content will be calculated in accordance with the Unit Price list as set out in Annex 6 hereof.

6.15     Transfer of project to Owner

         The project must be transferred to the Owner by the Contractor in time schedule set out in Annex 2 attached to this Contract. The event or the cancellation of the transference, and the related conditions must be recorded in written form according to Article 6.20 hereof.

6.16     The necessity of scheduling

         Annex 2 attached to this Contract contains the time schedule of the Contract. If at any time the Owner finds that the actual progress of the work does not meet the requirements of the approved schedule, the Contractor shall at the request of the Owner set an amended schedule which assures the work is completed by the deadline.

6.17     Lighting and security of the location

         Regarding the work process, the Contractor must provide and maintain at its own expense any kind of lighting, security or fence.

6.18     Control and corrections

         In compliance with the order of the Owner representative, the Contractor is obligated to dismantle any part of the project and then reconstruct it if it is found to be in violation of the installation standards governing this Contract.

         If any of the above mentioned parts of the project are covered, and/or become invisible after the Contractor fulfilled the above requirements, and it is established that these parts of the project are implemented in accordance with the requirements of the Contract, the costs of discovering, restoring and cleaning up the relevant site shall be borne by the Owner. In any other case such costs shall be borne by the Contractor.

6.19     Penalty for delay

         Owner shall be entitled to claim penalty for delay if the Contractor fails to meet the final deadline set out in Article 3 of this Contract for any reason. The penalty is 2.5% monthly payable by Contractor for the actual period of the delay. The penalty is to be calculated based on the aggregate values set out in Annex 2 of this Contract for technical units which have been not delivered or put into operation by the final deadline. Sub-deadlines are not subject to penalty for delay.

6.20     Take-over protocol

                  6.20.1 Five days before a part of the project is scheduled for completion the Contractor must so advise Owner in writing. The Owner shall set a date and time for the hand-over of the implemented part of the project for no later than 15 days after the planned completion. The Parties shall attend the hand-over procedure. Owner and Contractor shall jointly make a protocol regarding the delivery. Owner can refuse the delivery only if the network is not ready for operation. The discovered insufficiencies which do not affect the operation the Contractor shall correct in 30 days following the technical delivery. In case the Contractor fails to correct the insufficiencies concerned, the Owner can deduct the sum of the next invoice by the amount needed to correct the defect. If Owner fails to attend the hand-over procedure, the Contractor can complete the procedure alone and in finding it suitable can submit the invoice to the Owner.

         6.20.2   Conditions of delivery

                           The conditions of delivery of the project are made according to the requirements of the Contract and must include the following:

                           -Statement of the Contractor
                                    -meeting first class requirements and those
                                     of the contract
                                    -applicable standards and the related
                                     requirements,

                                    -register  of the fiber optic  cable /3
                                     months  after delivery of the project/,
                                    -handing  over  a  complete,   detailed
                                     and revised documentation in three copies of the project as completed,
                                    -final test measurement records and
                                     documents.
                                    -geodetic survey documentation in three
                                     copies
                                    -handing  over of  original  construction
                                     plan media (digital, vellum, or mylar).

                                            If  the  system  is   suitable   for
                                    operation the Owner is obliged to accept it or it is equal to acceptance if the Owner puts it into operation.

6.21     Period of warranty

         The defects subject to the warranty which occurred during the warranty period must be eliminated free of charge in 30 days by the Contractor. The Contractor is also obligated to reimburse for the damage caused.

         Upon the technical delivery of the technical projects, the Contractor will undertake a warranty for 12 months commencing on the actual date of Final Takeover of the project.

         The written statement of the Owner representative on the same subject is qualified as a warranty claim. The Contractor must notify the Owner representative about the expected length and the conditions of the repair. Regarding this, the Owner representative has a supervision and approval right.

         In case the Owner wants a replacement under warranty, the warranty time applicable to that part of the project automatically starts again.

         The Contractor guarantees the quality and accuracy, within the boundaries determined by the authorized standards, total conformity with the requirements of the Contract, the required high quality indexes, as well as the completeness and technical feasibility of the construction design and all of the documentation made by him.

         The Contractor must guarantee that the whole project or any of its parts has the quality, that is based on the usually expected technical experience described in the Contract, and, fulfills the requirements of the established standards of the technology.

7.       Cooperation liability

         The Parties will reach an agreement how they will cooperate in order to carry out the Contract, and they will meet regularly with their representatives to oversee the development of the implementation of the Contract.

7.1      Design

         The Contractor will have the necessary design work finished. The Designer will send invitations for an opening meeting on the design to the interested Parties 8 days before the event. The Owner at this opening meeting must represent itself by representatives authorized to take a position. The Designer has to have the design previously checked by the Telecommunication Inspectorate at Sopron. The Designer will bring the design before a Special Design Confirmation Committee only in case of preapproval of the inspectorate, or correction of the errors found by them in the design. The Special Design Confirmation Committee must complete the examination of the design in 8 business days after it has been submitted, and must notify the Contractor about the results in writing.

         The Owner can refuse the approval of the design only in that case, when it fails to comply with the requirements, or if it is inadequate for implementation.

7.2      Construction

         Construction work can be done only according to approved plans and building permits. The Contractor may deviate from this provision at his own risk. The Owner has a right to supervise the construction work as well as place the errors on record in the construction book, and the Contractor must correct them in 14 days. If authority's approval is needed for correcting the errors the 14 days shall be calculated from when the approval date comes into force.

7.3      The requirements for starting the operation
         The boundary of the implementation work to be performed by the Contractor is the equipment side of the optical digital distribution frame of the transmission equipment to be installed in the PAPA HOST exchange to the telephone wall jack in the subscriber dwelling or business. The Contractor shall arrange for the operational license for Owner as provided for in this Contract. Owner shall provide an authorization for Contractor to enable Contractor to fulfill duties undertaken regarding permits and licenses,etc.

7.4      Selection of supplier


         The optical cables and the transmission technique equipment shall meet the requirements set out by Chief Telecommunications Inspectorate. However the Contractor is fully responsible for selecting the suppliers with the approval of the Owner. Contractor is obliged to notify the Owner in writing 8 working days prior to the purchasing of the above selected materials. Owner is obliged to respond by approving or not approving within 3 working days following the receipt of the notification. The Owner shall approve the identity of the vendor selected by the contractor provided that the equipment offered by this vendor meets the requirements set forth in Annex 3 hereof.

8.       The responsibilities of the Owner

8.1      Supplying data

         The Owner undertakes to continuously hand over the data he possesses and especially the data of the already existing subscribers and the data of the subscribers on the waiting list within fifteen (15) working days following the coming into force of this Contract. If the owner fails to provide the aforementioned data in a timely manner, the Owner shall take into account this delay when he permits a deadline extension for the Contractor.

8.2      Access to site

         The parties agree that sites needed for Contractor's work have been accessible for Contractor, his personnel and subcontractors.

         Unless specially requested, Owner premises are available only during normal business hours. In the case of work requiring Contractor access beyond such hours, access will be requested no less than 24 hours prior to expected use. Contractor staff working on Owner premises will be supervised and expected to carry appropriate identification, and conform with the dress and demeanor of Owner staff at that activity.

9.       Other agreements

9.1      Force Majeure

         In relation to this Contract, those reasons considered Force Majeure that are out of the control of the Contractor or the Owner, and make the satisfactory implementation or the project difficult for them. The cases of Force Majeure include but are not limited to the following:
           -war, hostilities, riot,
                  -extreme weather or natural disaster, /earthquake, flooding, etc.
                  -fire, explosion, epidemic,
                  -strike, or a concerted action of the work force, except if the party, that refers to Force Majeure could prevent it

         If one of the parties of the Contract is prevented by Force Majeure, it must notify its contracted party in writing, within 5 days from the event that took place. In this notice the contracted party must determine the details of the Force Majeure with the proof of its inevitability, and a statement, if it delays their contracted obligations or interferes with them. The notice must contain also an estimate for the length of Force Majeure as well as a statement that releases the concerned party from the implementation of the obligations under discussion as long as the Force Majeure exists. The Contractor is not entitled to rely on an event otherwise qualifying as Force Majeure if the scheduled deadline of the portion of work concerned was due before such event.

         If the continuance of the Force Majeure is longer than 5 days, the parties must hold a consultation with each other to agree about the necessary modifications in the Contract, in case the parties cannot agree with each other, or, if they are unable to establish any kind of Contract with each other, then legal proceedings must be requested.

9.2      Governing Law and settlement of legal disputes

         Parties agree that all the legal questions not regulated by this Contract are governed by the laws of Republic of Hungary.

         The Owner and the Contractor must make every effort for the sake of settling peacefully, in a direct negotiation, any kind of disagreement or dispute which arises between the parties during the course of the Contract.

         If the Parties are unable to settle any legal dispute including the existence, validity, or termination of this Contract that has arisen on the basis of the Contract or in relation to it within 30 days from the beginning of the above mentioned direct and informal negotiations, then the Permanent Arbitration Court attached to the Hungarian Chamber of Commerce and Industry will have exclusive jurisdiction in these matters.

9.3      Construction book
         The construction book is a basic document for the establishment and the implementation of the Contract. It is kept on the location by the Contractor however, the construction book must be available at any time for the representative of the Owner too. There are 3 copies of the book and only a representative of the Contractor or the Owner may write in it. One copy of the construction book is due to the Contractor, and the other copy is due to the Owner, and the original copy must stay on the location. Parties agree that the Contractor shall deliver the copy due to the Owner every week.

9.4      Suspension of work

         Owner hereby acknowledges that if he fails to fulfill its data supply or financial obligations as required for the performance of the Contract based on the terms herein and two subsequent notices given by the Contractor regarding such failures, the Owner will have after the due date indicating sufficient time eight (8) days to remedy the failure. If the notices prove fruitless, the Contractor is entitled to suspend any or all of his duties unless the parties agree otherwise.


10.      Representatives of the Parties and notices

10.1 Parties agree that in the course of the performance of this Contract, a declaration, specifically making a confirmation of the technical performance on behalf of the Owner can be made exclusively by a representative appointed by Mr. Les Bender, Mr. James Morrison, or Andrew Nicholson in writing and exclusively in the English language. Any other declaration made on behalf of the Owner will have no legal effect.

10.2 Parties agree that in the course of the execution of the Contract, technical questions may be addressed by the Owner directly to Mr. Al Rymarz, Project Manager of the Papa primer region; however, this provision does not effect the provision set out in 10.1 related to the legal effect.

10.3 Parties agree that in the course of the performance of the Contract, the following persons can make declarations having legal effect on behalf of the Contractor:
           -In all aspects of the Contract: Zold Gyula, -In respect of project implementation, technical content, scheduling and care of the project, etc. the designated Project Manager shall be Ferenc Juhasz.

10.4 The Parties agree that any change order can be authorized only by James Morrison.

10.5 Any kind of notice that applies, according to the Contract, either to the Owner or the Contractor, must be mailed or delivered to their correct addresses determined for this purpose in this Article.

10.6 If either Party changes its address given below, it must notify in advance the other party in writing.

10.7     The addresses below are given by the Parties of the Contract:

         Contractor:
         Mr. Gyula Zold
         FAZIS TAVKOZLESI HALOZATTERVEZO ES KIVITELEZO RT.
         (1026 Budapest, Tomorkeny u. 3/A)
         Phone: 275-1663
         Fax:     275-1994

         Owner:
         James Morrison
         Papa es Tersege Telefon Reszvenytarsasag
         (8500 Papa, Major u. 2.)
         Phone: 212-1100
         Fax: 202-4778

11.      Cancellation

         Parties agree that if either of them cancels this Contract for a reason falling into its own scope of interest, the cancelling party shall pay a penalty payment equal to 20% of the total amount of the work not started as of the date of the cancellation and the justified extra costs of the other party (including the amount of the penalty payment eventually payable by the Owner based on the concession contract obligation). In this case the Owner shall pay commensurate compensation for work done but not yet delivered by the Contractor.

12.      Coming into force

         Parties agree that this Contract comes into effect as set out by the provisions of the separate Contract concluded by the parties on May 10, 1996.

         Parties have both read this contract, and mutually agreed and under-stood its contents.


         Budapest, May 10, 1996

         1996

         Parties  have  both  read  this  Contract,   and  mutually  agreed  and
understood its contents.


         Budapest, May 10, 1996


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